UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 9, 2009

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Reference is made to the Rights Agreement (the “Rights Agreement”), dated as of November 25, 2008, by and between Saks Incorporated (the “Company”) and The Bank of New York Mellon, as Rights Agent (the “Rights Agent”) (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 26, 2008).  On December 14, 2009, the Company and the Rights Agent entered into an amendment (the “Amendment”) to the Rights Agreement.  Pursuant to the Amendment, the Final Expiration Date of the Rights (each as defined in the Rights Agreement) was advanced from November 26, 2018 to December 14, 2009.  As a result of the Amendment, as of the close of business on December 14, 2009, the Rights will no longer be outstanding and will not be exercisable and the Rights Agreement will terminate and be of no further force and effect.

The Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

See the information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2009, the Company’s Board of Directors, following the recommendation of the Company’s Corporate Governance Committee, adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”).  The following is a summary of the material amendments made to the Bylaws, which is qualified in its entirety by reference to the full text of the Bylaws (as amended) that are filed as Exhibit 3.1 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim:

•
Article II, Section 4 was amended to clarify that any business or items presented at an annual meeting must have been proposed in accordance with the notice provisions set forth in Article III of the Bylaws.

•
Article III, Section 1 was amended to provide that for business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have been a shareholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, such beneficial owner must have been the beneficial owner of shares of the Company) at the time of giving of the notice.

•
Article III, Section 2 (now section 2(a)) was amended to revise the advance notice requirements for shareholder proposals (including proposed nominations for directors), including the general requirement that notice be received at the principal executive offices of the Company not less than 90 and no more than 120 calendar days in advance of the anniversary date of the previous year’s annual meeting of shareholders.  Article II, Section 2(a) further clarifies that an adjournment or postponement of an annual meeting of shareholders does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

•
Article III, Section 2(b) was added to establish the date by which a shareholder’s proposals for board nominees must be received if the size of the board of directors is increased without a public announcement naming the nominees and the specifying the size of the board.

•
Article III, Section 2(c) was added to specify the information that a shareholder that is making a proposal (including proposed nominations for directors) must provide about: (i) the shareholder (including stock ownership and derivative or hedged positions, voting agreements and information about dividends or fees relative to the value of the Company’s securities); (ii) the proposal (including a description of the proposal and the shareholder’s interest therein) if the proposal is other than a nomination; and (iii) the nominee, if the proposal is a nomination for a director.

•	Article III, Section 2(d) was added to set forth certain defined terms used in the Bylaws.

•
Article III, Sections 2(e), 2(f) and 2(g) were added to re-iterate that only persons nominated in accordance with the procedures set forth in the Bylaws are eligible to serve as directors and that only such business that has been submitted in accordance with the procedures set forth in the Bylaws will be conducted at a shareholders’ meeting, to establish the effect of a shareholder’s providing inaccurate or non-compliant information, to state that shareholders also must comply with applicable law when making a proposal and to clarify that proposals made by shareholders under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended are not governed by the Bylaws.

•	Article III, Section 3 was added to provide certain contents of the questionnaire to be submitted by any person who is nominated by a shareholder to serve as a director.

•	Current Article III, Section 3 was re-numbered as Section 4.

Item 7.01.  Regulation FD Disclosure.

On December 14, 2009, the Company issued the press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item, announcing the execution of the Amendment to the Rights Agreement and the amendments to the Bylaws.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2009	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name:	Ann Robertson
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Saks Incorporated (as amended through December 9, 2009)
4.1	Amendment dated December 14, 2009 to Rights Agreement dated as of November 25, 2008, by and between Saks Incorporated and The Bank of New York Mellon, as Rights Agent
99.1	Press Release issued by Saks Incorporated dated December 14, 2009 (furnished only)